EXHIBIT 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
FOUR TIMES SQUARE
NEW YORK 10036-6522

FIRM/AFFILIATE OFFICES

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BOSTON

CHICAGO

HOUSTON

LOS ANGELES

PALO ALTO

SAN FRANCISCO

WASHINGTON, D.C.

WILMINGTON

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BEIJING

BRUSSELS

FRANKFURT

HONG KONG

LONDON

MOSCOW

MUNICH

PARIS

SINGAPORE

SYDNEY

TOKYO

TORONTO

VIENNA

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TEL: (212) 735-3000
FAX: (212) 735-2000

April [ ], 2008

MACRO Securities Depositor, LLC
73 Green Tree Drive #9

Dover, DE 19904

Re:

MacroShares $[100] Oil Up Trust

Dear Ladies and Gentlemen:

We have served as counsel to MACRO Securities Depositor, LLC (the "Depositor") in its capacity as depositor of the MacroShares $[100] Oil Up Trust (the "Up Trust") in connection with the formation of the Trusts and the preparation and filing of a Registration Statement on Form S-1 (Registration No. 333-150282), as amended (the "Registration Statement"), including the prospectus included in Part I of the Registration Statement (the "Prospectus"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "1933 Act"). The Registration Statement relates to the proposed registration under the 1933 Act of [       ] shares of fractional undivided beneficial interest in and ownership of the Up Trust (the "Up MacroShares").

We have examined originals and copies, certified or otherwise identified to our satisfaction, of all such agreements, certificates and other statements of corporate officers and other representatives of the Depositor and other documents as we have deemed necessary as a basis for this opinion. In such examination, we have assumed the following: (i) the authenticity

To MACRO Securities Depositor, LLC

April [    ], 2008

of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

We have, when relevant facts material to our opinion were not independently established by us, relied, to the extent we deemed such reliance proper, upon written or oral statements of officers and other representatives of the Depositor. We have not made or undertaken to make any independent investigation to establish or verify the accuracy or completeness of such factual representations, certifications and other information.

We express no opinion as to matters of law in jurisdictions other than the State of New York, the State of Delaware and the United States.

Except as otherwise expressly set forth in this letter, our opinions are based solely upon the law and the facts as they exist on the date hereof and we undertake no, and disclaim any, obligation to advise you of any subsequent change in law or facts or circumstances which might affect any matter or opinion set forth herein.

Based on the foregoing and subject to the qualifications set forth in this letter, we are of the opinion that the Up MacroShares, when issued in accordance with the terms of the MacroShares $[100] Oil Up Trust Agreement, dated April [ ], 2008, among the Depositor, State Street Bank and Trust Company, N.A., as trustee ("Trustee"), MacroMarkets LLC, as administrative agent (the "Administrative Agent") and MACRO Financial, LLC as marketing agent (the "Marketing Agent"), including the receipt by the Trustee of the consideration required for the issuance of the Up MacroShares, will be duly and legally issued and will be fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement and the Prospectus.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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